UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2009

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13711

Delaware	13-3429953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4211 W. Boy Scout Boulevard Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(813) 871-4811

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Item 8.01	Other Events

On February 2, 2009, Walter Industries, Inc. (the “Company”) issued a press release filed as Exhibit 99.1 announcing the election of Joseph B. Leonard to the Company’s Board of Directors.  Mr. Leonard was elected February 1, 2009, and has not been appointed to serve on any Committees of the Board. Mr. Leonard will receive the standard director compensation package paid to independent directors of the Company consisting of a retainer fee of $13,750 per quarter, meeting fees of $1,500 for every Board or committee meeting attended and reimbursement for travel and lodging expenses. Mr. Leonard will also receive a grant of 7,770 non-qualified stock options to purchase shares of the Company’s stock at an exercise price equal to the average of the high and low as traded on the New York Stock Exchange on February 2, 2009, and is eligible to receive annual awards of non-qualified stock options under the terms of the Company’s 2002 stock plan. Mr. Leonard has no other material arrangements or related party transactions with the Company.

On February 2, 2009, the Company also announced Mark J. O’Brien’s decision not to seek re-election to the Board of Directors at the Company’s 2009 annual meeting of stockholders. Mr. O’Brien’s decision not to stand for re-election is not the result of any disagreement with the Company. Mr. O’Brien notified the Company on January 28, 2009, that he would not seek re-election, citing his desire to focus his energy, efforts and attention on the financing business and the proposed spin-off of that business from the Company. Mr. O’Brien has been a director of the Company since June 2005 and serves on the Environmental, Health and Safety Committee and Executive Committee of the Board.

Additional Information and Where to Find It

In connection with the proposed spin-off of the Financing business, JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries, Inc. and the proposed merger with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement on Form S-4 containing a preliminary proxy statement/prospectus with the SEC (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc.  Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2008 annual meeting of stockholders and Walter Industries’ 2007 Annual Report on Form 10-K, which were filed with the SEC on March 19, 2008, and March 7, 2008, respectively, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of stockholders and Hanover’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                                                 Exhibits

99.1                                                                         Press Release dated February 2, 2009, Walter Industries, Inc. Announces Appointment of Joseph B. Leonard to Its Board of Directors –Mark J. O’Brien, Chairman and CEO of JWH Holding Company, LLC, Decides Not to Stand for Re-Election to Walter Industries” Board-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Catherine C. Bona
Title:	Catherine C. Bona
Vice President, Asst. General Counsel and Secretary

Date:  February 3, 2009